Exhibit 99.1

Innovus Pharma Reports Record Annual Revenue for Fiscal 2018 of $24.0 million in line with Previous Guidance and Product Gross Margins of 81%

Revenue growth of 2.7x compared to Fiscal 2017 Revenues

SAN DIEGO, April 1, 2019 – Innovus Pharmaceuticals, Inc. (“Innovus Pharma” or the “Company”) (OTCQB: INNV), an emerging commercial-stage pharmaceutical company that delivers safe, innovative and effective over-the-counter medicine and consumer care products to improve men’s and women's health and respiratory diseases, announced today its reported results for the fiscal year 2018.

Recent Corporate Highlights

■	Acquired assets of SupplementHunt.com adding another revenue channel with recent historical annual revenues of $1.2 million;
■	Acquired assets of PrimeSavingsClub.com adding another revenue channel with recent historical annual revenues of $2.5 million;
■	Acquired assets of Boston Topicals, LLC which adds four products: HealthiFeet®, ThermoMax® (two strengths), and BreastLiftTM to the Company’s product portfolio;
■	Completed $3.17 million private placement for working capital purposes along with the placement of warrants for up to $7 million; and
■	Completed reverse stock split with an intention to potentially up list to Nasdaq.

Financial highlights for the year ended December 31, 2018 compared to December 31, 2017 included:

■	Revenues of approximately $24.0 million, highest annual gross revenue in Company’s history and 2.7x year-over-year growth;
■	Product gross margin for the year of 81.1% compared to 79.0% in the prior year;
■	Annual product subscription net revenue of $3.1 million compared to $1.6 million in the prior year or a 94.0% increase;
■	Sales and marketing expenses as a percentage of revenue declines to 71.7% from prior year of 77.7%;
■	General and administrative expenses as a percentage of revenue decreased to 33.3% from prior year of 58.7%; and
■	Extended our Beyond Human® marketing and sales platform to Canada resulting in 19.3% of total net sales for the fiscal, increasing our country diversification away from a reliance on the U.S. market.

Financial highlights for the three months ended December 31, 2018 compared to three months ended September 30, 2018 and from the three months ended December 31, 2017 respectively included:

■	Revenues of approximately $4.8 million, an increase of 100% compared to the three months ended December 31, 2017;
■

Reduced sales & marketing expense as a percentage of total revenue to 64.6% compared with 71.3% in the three months ended September 30, 2018 and 83.2% from the three months ended December 31, 2017; and

■

Quarterly subscription revenue recognized of $1.1 million an increase of 22.3% from $0.9 million reported in the three months ended September 30, 2018 and an increase of 104.2% from $0.5 million reported in the three months ended December 31, 2017.

“2018 was a year of significant growth for Innovus Pharma. We closed our most successful year in business with continued strong revenue growth, achieving record high gross margins year over year and we look forward to continuing strong performance this year and beyond,” stated Bassam Damaj, President and Chief Executive Officer of Innovus Pharma. “Ultimately, Innovus is being positioned and is progressing to continue to unlock value of its sales and marketing platform to release not just growth but also profit in the near future.”

The Company will host a conference call at 4:15 p.m. ET/1:15 p.m. PT today to discuss the financial results and recent business developments. To participate in the call, please dial 1-877-883-0383 for domestic callers or 1-412-902-6506 for international callers or 1-877-885-0477 for Canadian callers. Participant Elite Entry Number: 7875805. A replay of the call will be available for 30 days.  To access the replay, dial 1-877-344-7529 domestically or 1-412-317-0088 internationally or 1-855-669-9658 for Canada and reference Replay Access Code: 10129968. The replay will be available shortly after the end of the conference call.

Consolidated Statements of Operations (amounts in thousands except weighted average share and per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2018	2017	2018	2017
	(unaudited)
Net revenue:
Product sales, net	$4,410	$2,380	$22,879	$8,806
License revenue	3	-	9	10
Service revenue	164	-	509	-
Cooperative marketing revenue	176	-	593	-
Total net revenue	4,753	2,380	23,990	8,816

Cost of product sales	585	519	4,325	1,848
Gross profit	4,168	1,861	19,665	6,968

Operating expense:
Research and development	67	12	160	39
Sales and marketing	3,112	1,984	17,206	6,853
General and administrative	2,353	967	7,991	5,175
Total operating expense	5,532	2,963	25,357	12,067

Loss from operations	(1,364)	(1,102)	(5,692)	(5,099)

Other income and (expense):
Interest expense	(496)	(100)	(1,446)	(872)
Loss on extinguishment of debt	(292)	(306)	(1,332)	(700)
Other income (expense), net	(14)	(1)	(13)	(7)
Fair value adjustment for contingent consideration	6	(1)	204	194
Change in fair value of derivative liabilities	-	15	-	(17)
Total other expense, net	(796)	(393)	(2,587)	(1,402)

Loss before provision for income taxes	(2,160)	(1,495)	(8,279)	(6,501)

Provision for income taxes	-	-	-	3

Net loss	$(2,160)	$(1,495)	$(8,279)	$(6,504)

Net loss per share of common stock – basic and diluted:	$(0.99)	$(0.90)	$(4.16)	$(4.32)

Weighted average number of shares of common stock outstanding – basic and diluted	2,175,026	1,662,623	1,989,134	1,504,135

Condensed Consolidated Balance Sheet Data (in thousands)

	December 31, 2018	December 31, 2017
	[1]	[1]
Assets
Cash	$1,248	$1,565
Accounts receivable, net	282	68
Prepaid expenses and other current assets	1,116	363
Inventories	2,370	1,726
Intangible assets and other non-current assets	5,111	5,309
Total assets	$10,127	$9,031
Liabilities & Stockholders' Equity
Accounts payable & accrued liabilities	$2,622	$2,607
Total accrued compensation	2,480	2,650
Deferred revenue and customer deposits	108	25
Accrued interest payable	32	4
Short-term loans payable	266	65
Notes payable and non-convertible debenture, net of discount	3,073	1,239
Total derivative liabilities	-	59
Total contingent consideration	1,256	1,479
Deferred rent	181	-
Total stockholders' equity	109	903
Total liabilities & stockholders' equity	$10,127	$9,031

1 The Condensed Consolidated Balance Sheet Data has been derived from the audited consolidated financial statements as of that date.

About Innovus Pharmaceuticals, Inc.

Headquartered in San Diego, Innovus Pharma is an emerging OTC consumer goods and specialty pharmaceutical company engaged in the commercialization, licensing and development of safe and effective non-prescription medicine and consumer care products to improve men’s and women’s health and vitality and respiratory diseases. Innovus Pharma delivers innovative and uniquely presented and packaged health solutions through its (a) OTC medicines and consumer and health products, which we market directly, (b) commercial partners to primary care physicians, urologists, gynecologists and therapists, and (c) directly to consumers through our on-line channels, retailers and wholesalers. The Company is dedicated to being a leader in developing and marketing new OTC and branded Abbreviated New Drug Application (“ANDA”) products. The Company is actively pursuing opportunities where existing prescription drugs have recently, or are expected to, change from prescription (or Rx) to OTC.

For more information, go to www.innovuspharma.com; www.zestra.com; www.ejectdelay.com; www.myvesele.com; www.urivarx.com; www.sensumplus.com; www.myandroferti.com; www.beyondhumantestosterone.com; www.getbeyondhuman.com; www.trybeyondhuman.com; www.recalmax.com; www.prostagorx.com; www.xyralid.com; www.fluticare.com; www.allervarx.com; and www.apeaz.com; www.mzssleepingaid.com; www.novalere.com; and www.diabasens.com.

Innovus Pharma’s Forward-Looking Safe Harbor

Statements under the Private Securities Litigation Reform Act, as amended: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, its financial results, projected revenues, projected online subscribers and other customers, estimated markets for its products, and statements about achieving its other corporate and business development, growth, commercialization, financial and staffing objectives. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent filing on Form S-1, annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC's website or without charge from the Company.

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For more information, please contact:

Randy Berholtz

Innovus Pharma Investor Relations

Tel: +1 858 249 7865

ir@innovuspharma.com